UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): November 21, 2006

Commission File No. 001-31984

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida		33314
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)          On November 21, 2006, Craig E. Eisenacher, Senior Vice President-Chief Financial Officer of Bristol West Holdings, Inc. (“Bristol West”), informed Bristol West of his decision to resign from Bristol West and to accept a position as Executive Vice President and Chief Financial Officer of Everest Re Group, Ltd.  Mr. Eisenacher’s resignation will be effective December 8, 2006.

(c)          On November 27, 2006, the Bristol West Board of Directors (the “Board”) appointed Robert D. Sadler as Senior Vice President-Chief Financial Officer of Bristol West.  Mr. Sadler’s appointment will be effective December 8, 2006.  Mr. Sadler, 43, has been Bristol West’s Senior Vice President-Marketing since April 2001.  Prior to joining Bristol West in 2001, Mr. Sadler was the Chief Financial Officer for Reliant Insurance from 1996 to 2001.  Prior to joining Reliant Insurance, Mr. Sadler served as the Chief Financial Officer of Agency Insurance Company of Maryland, Inc. from 1992 to 1996.  Mr. Sadler was also a manager in the insurance practice of Ernst & Young, where he worked from 1985 to 1992.

Item 7.01. Regulation FD Disclosure.

As disclosed above under Item 5.02, on November 27, 2006, the Board appointed Robert D. Sadler to serve as Senior Vice President-Chief Financial Officer.  Bristol West’s press release announcing Mr. Sadler’s appointment is being furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated November 27, 2006 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: November 27, 2006	By:	/s/ Jeffrey J. Dailey

Jeffrey J. Dailey
President and Chief Executive Officer
(Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number and Description
99.1 Press Release, dated November 27, 2006 (furnished pursuant to Item 7.01)